                                                                     EXHIBIT (m)

(NEW YORK LIFE LOGO)


SVUL ILLUSTRATION SAMPLE CALCULATION



Illustrated contract owner:
     Male Issue Age 55 Preferred Risk Class, Female Issue Age 50 Preferred Risk Class, $15,000 Annual Premium, 100% Allocated to the Separate Account, Face Amount 1,000,000, Death Benefit Option 1, non-Qualified plan. No policy loans or partial withdrawals have been assumed.



Current Cost of Insurance Rates and Charges, Hypothetical Gross Annual Investment Return = 10.00%, Assumed Asset Charge = 0.82%.



POLICY VALUE



POLICY VALUE = [BEGINNING POLICY VALUE + NET PREMIUM - MONTHLY DEDUCTION] X NET INVESTMENT FACTOR



DERIVATION OF ANNUAL SEPARATE ACCOUNT RATE OF RETURN FROM GROSS RATE OF RETURN



     Net Separate Account Rate of Return = 9.10% =
     [(1 + Gross Separate Account Rate of Return) /\ (1/365) - (Assumed Asset Charge*/365)] /\ 365 - 1
     [(1 + 10.00%) /\ (1/365) - (0.82% / 365)] /\ 365 - 1



     where /\ signifies "to the power of"


---------------

     *Asset charges vary by investment division: Actual Asset Charges deducted from Gross Rate of Return will vary with the contract owner's allocation of premium and policy value between the available investment divisions and the fixed account. Asset charges represent investment advisory fees and other expenses paid by the portfolios.



HOW THE PERIODIC DEDUCTION FOR COST OF INSURANCE AND OTHER CONTRACT CHARGES ARE MADE



NET PREMIUM = Gross Premium - [ Sales Expense Charge + State Premium Tax Charge
              + Federal Tax Charge ]



     In Policy Years 1 through 10, the Sales Expense Charge equals 8% of the Gross Premium that is below the Target Premium and 4% of the Gross Premium that is above the Target Premium.



     In Policy Years 11 and later, the Sales Expense Charge equals 4% of the Gross Premium that is below the Target Premium and 0% of the Gross Premium that is above the Target Premium.



     In all policy years, the State Premium Tax Charge is 2% and the Federal Tax Charge is 1.25%.



Monthly Deduction = COI Deduction + Administrative Charge + M&E Charge + Contract Charge + Charge Per $1,000 of Face Amount



     For example, on the fourth policy anniversary (at the beginning of the fifth policy year) for a Male, Preferred, Issue Age 55, and Female, Preferred, Issue Age 50:



     Target Premium = $12,662
     Net Premium = $15,000 - [($12,662) x (0.1125) + ($15,000-$12,662) x
                   (0.0725)] = $13,406.02



          COI DEDUCTION = (Death Benefit / 1.00327 - Policy Value) x
                          Monthly COI Rate



                 The current Monthly COI Rate is 0.00001250
                 Policy Value = Policy Value, end of year 4 + Net Premium Received = $62,157.04 + $13,406.02 = $75,563.06



                 Death Benefit = Face Amount = $1,000,000
                 COI Deduction = ($1,000,000/1.00327 - $75,563.06) x
                 (0.00001250) = $11.51



          SA ADMINISTRATIVE CHARGE = (0.0000833) x (Policy Value
                                     allocated to the Separate Account)
                 Policy Value = Policy Value, end of year 4 + Net
                 Premium Received = $62,157.04 + $13,406.02 =
                 $75,563.06



                 SA Administrative Charge = (0.0000833) x $75,563.06 = $6.30



          M&E CHARGE = (0.0005) x (Policy Value allocated to the
                 Separate Account) Policy Value = Policy Value, end of year 4 + Net Premium Received = $62,157.04+
                 $13,406.02 = $75,563.06



                 M&E Charge = (0.0005) x $75,563.06 = $37.78



          CONTRACT CHARGE = Currently, $10.00 per month ($12.00 per month guaranteed maximum)
          CHARGE PER $1,000 OF FACE AMOUNT = (0) x (Face Amount / 1,000)= $0.00



          The Monthly Deduction, year 5 month 1 = $11.51 + $6.30 + $37.78 + $10.00 + $0.00 = $65.59



NET INVESTMENT FACTOR



The Net Investment Factor is calculated on every day in which the New York Stock Exchange is open. The Net Investment Factor is defined in the contract as (1) divided by (2) where:



          (1)  Is the sum of:



               - The net asset value of a fund share held in the Separate Account for that Investment Division determined at the end of the current valuation period, plus



               - The per share amount of any dividends or capital gain distributions made by the fund for shares held in the Separate Account for that Investment Division if the ex-dividend date occurs during the valuation period.



          (2) Is the net asset value of a fund share held in the Separate Account for that Investment Division determined as of the end of the immediately preceding valuation period.



     For the illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 9.10% net annual effective rate of return:



          MONTHLY NET INVESTMENT FACTOR (HYPOTHETICAL) = (1 + 9.10%) /\ (1/12)



     For the end of month 1, Policy year 5:
          Net Investment Factor = (1.0910) /\ (1/12)  = 1.0072843



     The following is a detailed representation of the interim policy value calculations during Policy Year 5:



  Policy      Beginning       Net     Value After    COI    Admin     M&E      Contract     Value After      Monthly Net
  Month     Policy Value    Premium     Premium    Charge   Charge   Charge    Charge       Deduction    Investment Factor
--------------------------------------------------------------------------------------------------------------------------
    1         62,157.04    13,406.02   75,563.06    11.51    6.30    37.78      10.00       75,497.46       1.0072843
    2         76,047.41      0.00      76,047.41    11.51    6.34    38.02      10.00       75,981.54       1.0072843
    3         76,535.01      0.00      76,535.01    11.50    6.38    38.27      10.00       76,468.86       1.0072843
    4         77,025.88      0.00      77,025.88    11.50    6.42    38.51      10.00       76,959.46       1.0072843
    5         77,520.05      0.00      77,520.05    11.49    6.46    38.76      10.00       77,453.34       1.0072843
    6         78,017.53      0.00      78,017.53    11.48    6.50    39.01      10.00       77,950.54       1.0072843
    7         78,518.35      0.00      78,518.35    11.48    6.54    39.26      10.00       78,451.07       1.0072843
    8         79,022.53      0.00      79,022.53    11.47    6.59    39.51      10.00       78,954.97       1.0072843
    9         79,530.10      0.00      79,530.10    11.47    6.63    39.77      10.00       79,462.24       1.0072843
    10        80,041.07      0.00      80,041.07    11.46    6.67    40.02      10.00       79,972.92       1.0072843
    11        80,555.46      0.00      80,555.46    11.45    6.71    40.28      10.00       80,487.02       1.0072843
    12        81,073.31      0.00      81,073.31    11.45    6.76    40.54      10.00       81,004.57       1.0072843



SURRENDER VALUE



          Surrender Charges are calculated as:
          (Surrender Charge Percentage) x (Target Premium)



          The Surrender Charge Percentage for a Male Preferred, Issue Age 55, Female Preferred, Issue Age 50, Policy Year 5 is 20%.



          The Target Premium for a Male Preferred, Issue Age 55, Female Preferred, Issue Age 50, is $12,662




          Surrender Charge, Policy Year 5 = 20% x 12,662 = $2,532.40



          Surrender Value = Policy Value - Surrender Charge
          Surrender Value, End of Year 5 = $81,594.63 - $2,532.40 = $79,062.23



DEATH BENEFITS



          For death benefit Option 1, the death benefit equals the greater of:



               -    The face amount on the date of death, or



               - The percentage of the policy value shown in the Compliance with Federal Laws Provision.



          For a Male Preferred, Issue Age 55, Female Preferred, Issue Age 50, when the younger insured reaches attained age 54, the percentage of the policy value in the Compliance with Federal Laws Provision is 294% Death Benefit, end of year 5 = the greater of



               -    Face Amount = $1,000,000, or



               - 294% x Policy Value, end of year 5 = 2.94 x 81,594.63 = 239,888.21
          Death Benefit, end of year 5 = $1,000,000



HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS



MONTHLY DEDUCTION



     -    Monthly COI rates vary by attained age



SURRENDER VALUE



     -    Surrender Charge Percentage varies by Policy Year.



     -    Surrender Charge Percentage is zero in years 16 and later



     - Surrender Charge Percentages for the illustrated policyholder in other contract years follow the schedule below:



                     SURRENDER CHARGE
   POLICY YEAR          PERCENTAGE
        1                  20%
        2                  20%
        3                  20%
        4                  20%
        5                  20%
        6                  20%
        7                  18%
        8                  16%
        9                  14%
       10                  12%
       11                  10%
       12                   8%
       13                   6%
       14                   4%
       15                   2%
       16+                  0%



DEATH BENEFITS



     - Death Benefits may exceed the Face Amount according to the Compliance with Federal Laws Provision.